SECURITIES PURCHASE AGREEMENT This Securities Purchase Agreement (this “Agreement”) is made as of May 3, 2024 (the “Effective Date”), by and between Canoo Inc., a Delaware corporation (the “Company”), and the purchaser(s) listed on the signature page(s) hereto (each a “Purchaser,” and together the “Purchasers”). WHEREAS, the Company desires to issue, sell and deliver an aggregate of 5,000 shares of the Company’s Series C Cumulative Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and warrants (the “Warrants”) to purchase 2,236,636 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) to certain purchasers; WHEREAS, the Warrants shall be issued in the form of Exhibit A attached hereto; WHEREAS, each Purchaser hereunder wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement the Preferred Shares (as defined herein) and the Warrants to purchase a certain number of shares of Common Stock; and WHEREAS, the Company and each Purchaser are executing and delivering this Agreement and the Company is executing and delivering a Warrant to each Purchaser in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows: 1. Issuance of Securities. Effective as of the Closing Date, the Company will issue and sell to the Purchasers (i) an aggregate of 5,000 shares (the “Preferred Shares”) of the Company’s Preferred Stock and (ii) a Warrant to purchase 2,236,636 shares of Common Stock (such shares of Common Stock, the “Warrant Shares,” and together with the Warrants, the Preferred Shares and the Underlying Shares (as defined below) the “Securities”). Each Purchaser will purchase the Preferred Shares and the applicable Warrants set forth on its signature page hereto at the aggregate price set forth on the signature page hereto. The total purchase price payable by the Purchasers for the Securities is $5,000,000 (the “Purchase Price”). 2. Closing and Delivery. (a) Closing. Subject to the satisfaction of the closing conditions set forth in Section 6, the closing (the “Closing”) of the transactions contemplated hereby shall occur as promptly as practicable following the date of this Agreement (such date, the “Closing Date”). The Closing shall take place via the electronic exchange of documents and signature pages, or at such other time and place as the Company and the Purchasers mutually agree upon.

2 (b) Delivery. On the Closing Date, to effect the purchase and sale of the Preferred Shares and the Warrants, (i) each Purchaser shall pay its respective aggregate Purchase Price to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall issue in book entry form, registered in the name of each Purchaser, such aggregate number of Preferred Shares and the Warrants set forth on such Purchaser’s signature page hereto to the Purchaser’s address as set forth on the signature page hereto (or as otherwise set forth in such Purchaser’s delivery instructions). (c) Purchaser Cap. Notwithstanding anything to the contrary set forth herein, no Purchaser shall be permitted to effect any conversion of shares of Preferred Stock, receive Underlying Shares hereunder, receive Dividend Shares or exercise Warrants to the extent that after giving effect to such conversion or receipt of such Underlying Shares, receipt of Dividend Shares or receipt of Warrant Shares the Purchaser, in the aggregate and together with any affiliate of such Purchaser, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares, except and to the extent as waived or consented to in writing by such Purchaser. (d) Authorized Shares. The Company covenants that during the period each of the Preferred Stock and the Warrants are outstanding, it will maintain reserved, from its authorized and unissued shares of the Common Stock and, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to (i) the aggregate number of shares of Common Stock necessary to effect the conversion of the Preferred Stock based on clause (ii) of the Conversion Price (as defined in the Certificate of Designation) (which initial reserve shall be 2,236,636 shares) then in effect and exercise of the Warrants (the “Underlying Reserved Shares”) pursuant to the Certificate of Designation of Series C Cumulative Perpetual Redeemable Preferred Stock Par Value $0.0001 Per Share, Of Canoo Inc. to be filed promptly after the Closing by the Company with the Secretary of State of the State of Delaware, in the form of Exhibit B attached hereto (the “Certificate of Designation”), in the case of the Preferred Stock, and the form of Warrant in the form of Exhibit A attached hereto, in the case of the Warrants. Upon (i) the conversion of the Preferred Shares in accordance with their terms, (ii) payment of dividends on the Preferred Stock pursuant to the Certificate of Designation, at the option of the Purchaser, in shares of Common Stock (the “Dividend Shares” and together with the Underlying Reserved Shares, the “Underlying Shares”) and (iii) the exercise of the Warrants, as applicable, the Company shall issue Underlying Shares in book entry form in accordance with the Certificate of Designation, in the case of the Preferred Shares and the Dividend Shares, and in accordance with the form of Warrant, in the case of the Warrants. 3. Company Representations. The Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, as follows: (a) Organization and Standing. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any significant subsidiary as defined in Rule 405 of the Securities Act is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and

3 as proposed to be conducted. Each of the Company and its Subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company and its Subsidiaries taken as whole or the ability of the Company to perform its obligations under the Transaction Documents (a “Material Adverse Effect”). (b) Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the schedules and exhibits attached hereto, the Certificate of Designation, the Warrants and any other documents or agreements explicitly contemplated hereunder (collectively, the “Transaction Documents”), and to sell and issue the Preferred Shares and the Warrant hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents. (c) Authorization. The execution, delivery, and performance of each Transaction Document by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders (other than the Requisite Shareholder Approval (as defined in the Certificate of Designation)) and each Transaction Document constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”). (d) Consents and Approvals. Except for any Current Report on Form 8-K, any required filing or notification with the applicable rules and regulations of the Nasdaq Stock Market LLC or any successor entity (the “Nasdaq Stock Market”) and the filing of the Registration Statement (as defined in Section 8 hereof) as required under Section 8 hereof, neither the Company nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchasers in Section 4, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including the Nasdaq Stock Market), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Preferred Shares and the Warrant to be sold pursuant to the Transaction Documents other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities, other than the filing of the Certificate of Designation with the State of Delaware. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, notification or filings pursuant to this Section 3(d). (e) Non-Contravention. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the Warrants to be sold by the Company under the Transaction Documents, the issuance and delivery of the Underlying

4 Shares upon conversion of the Preferred Shares or upon exercise of the Warrants or as may be issued as Dividend Shares (subject as to the Underlying Shares only to any Requisite Shareholder Approval), the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby do not and will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s amended and restated certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) subject to the receipt of the Requisite Shareholder Approval, any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company is subject. (f) Issuance of Securities. The Preferred Shares are duly authorized and when issued and paid for pursuant to the terms of the Transaction Documents will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Preferred Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in the Transaction Documents, or as otherwise may be required under state or federal securities laws as set forth in the Transaction Documents at the time a transfer is proposed. When paid for and issued in accordance with this Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the Enforceability Exceptions; provided, however, that the Warrants shall be subject to restrictions on transfer under state or federal securities laws as set forth in the Transaction Documents, or as otherwise may be required under state or federal securities laws as set forth in the Transaction Documents at the time a transfer is proposed. Except as disclosed in reports, schedules, forms, proxy statements, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the twelve (12) calendar months prior to the date hereof (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), the issuance and delivery of the Preferred Shares and the Warrants will not be

5 subject to preemptive, co-sale, right of first refusal or any other similar rights of any stockholder of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company. The Underlying Shares issuable upon conversion of the Preferred Stock, payment of the Preferred Stock dividend in Dividend Shares, and the exercise of the Warrants, will be duly authorized and, when paid for and issued in accordance with the terms of this Agreement, the Certificate of Designation and the Warrants, as applicable, will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Underlying Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in the Transaction Documents, or as otherwise may be required under state or federal securities laws as set forth in the Transaction Documents at the time a transfer is proposed. Except as disclosed in the SEC Documents, the issuance and delivery of the Underlying Shares will not be subject to preemptive, co-sale, right of first refusal or any other similar rights of any stockholder of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company. The Company has initially reserved 5,000 shares of Preferred Stock for issuance hereunder, 2,236,636 shares of Common Stock for issuance upon conversion of the Preferred Stock, 2,236,636 shares of Common Stock for issuance upon exercise of the Warrants and 250,000 shares of Common Stock for possible issuance as payment of future dividends on the Preferred Stock. (g) No Bad Actors. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the placement, any beneficial owner of 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of the Securities Act. (h) No Registration. Assuming the accuracy of each of the representations and warranties of the Purchasers in Section 4 hereof, the issuance by the Company of the Securities is exempt from registration under the Securities Act. (i) SEC Documents; Financial Statements. During the twelve (12) calendar months prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently

6 applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). (j) Absence of Certain Changes. Since December 31, 2022, there has been no material adverse change to, and no material adverse development in, the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2022, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead any such creditor to do so. (k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq Stock Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq Stock Market in the foreseeable future. Since December 31, 2022, (i) the Common Stock has been included for listing on the Nasdaq Stock Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Nasdaq Stock Market and (iii) except as disclosed in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Nasdaq Stock Market regarding the suspension or delisting of the Common Stock from the Nasdaq Stock Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. (l) Foreign Corrupt Practices. None of the Company, the Company’s Subsidiaries or any director or officer of the Company, or, to the Company’s knowledge, any agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its, his or her actions for, or on behalf of, the Company or any of its Subsidiaries (i) used

7 any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. (m) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. (n) Equity Capitalization. As of the Effective Date, the authorized capital of the Company consists of 2,010,000,000 shares of capital stock, of which 2,000,000,000 shares are Common Stock, and 10,000,000 shares are preferred stock, of which 45,000 shares are designated Series B Preferred Stock, 25,000 shares will be designated Series C Preferred Stock and, after filing of the Certificate of Designation, 9,930,000 shares will be undesignated Preferred Stock. As of April 30, 2024, the Company had 68,534,525 shares of Common Stock outstanding, 45,000 shares of Series B Preferred Stock outstanding and no shares of Series C Preferred Stock outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth in the SEC Documents or as a result of the purchase and sale of the Preferred Shares and the Warrants: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing material Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except for the registration rights granted pursuant to Section 8 hereof); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (viii) the Company and its Subsidiaries have no liabilities or

8 obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect. The Company has furnished to the Purchasers, or filed as exhibits to the SEC Documents, true, correct and complete copies of the Company’s Certificate of Incorporation, the Company’s Bylaws, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. (o) Absence of Litigation. Except as disclosed in the SEC Documents, there is no material action, suit, proceeding, inquiry or investigation before or by the Nasdaq Stock Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise. No court, administrative body or arbitral body has issued any order, judgment, decree or injunction restricting the operation of the business of the Company or any of its Subsidiaries. (p) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. (q) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. (r) Intellectual Property Rights. The Company owns, possesses or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patents, copyrights (including registrations and applications for any of the foregoing), domain names, licenses, approvals, trade secrets, know how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as proposed to be conducted as set forth in the SEC Documents. To the Company’s knowledge, the operation of the business of the Company, as now conducted or as proposed to be conducted in the SEC Documents, together with the Company’s use of the Company’s Intellectual Property Rights, does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party. Except as disclosed in the SEC Documents, no actions, suits,

9 claims or proceedings have been asserted, or, to the Company’s knowledge, threatened against the Company alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Company and the Company is unaware of any facts which would form a reasonable basis for any such claim. Except as disclosed in the SEC Documents, the Company has not received any notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, except for such claims that would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents, the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, any Intellectual Property Rights licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened material action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such challenge, except for such actions, suits, proceedings, or claims that would not, individually or the in aggregate, be reasonably expected to have a Material Adverse Effect. Except as otherwise disclosed in the SEC Documents, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Documents. None of the technology or intellectual property used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”), foreign patent authorities and/or international patent authorities all patent applications disclosed in the SEC Documents as owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation during prosecution of the Company Patent Applications. To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters, correctly name the inventors of the claimed subject matter and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked. In addition, no material fact is known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications, or that would render such patents, if issued, invalid or unenforceable. The Company has used its commercially reasonable efforts, but in no event less than those efforts which would accord with normal industry practice, to maintain the confidentiality of the trade secrets and other confidential Intellectual Property Rights used in connection with the Company’s business. Except as would not reasonably be expected to have a Material Adverse Effect, all material trade secrets used in connection with the Company’s business are valid and protectable. Furthermore, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property Rights used in connection with the business of the Company by any person; (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company; (iii) no third party is using or has been granted any rights to use any trade secret or other confidential Intellectual Property Rights material to the business of the Company; and (iv) no employee, independent contractor or agent

10 of the Company is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property Rights, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (s) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. (t) Internal Accounting and Disclosure Controls. Except as set forth in the SEC Documents, the Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. (u) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for,

11 an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended. (v) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with. (w) Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges, fines or penalties that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its financial statements provision reasonably adequate for the payment of all material tax liability of which has not been finally determined and all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary have no actual knowledge of a basis for any such claim. (x) Transactions with Affiliates and Employees. Except as disclosed in the SEC Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company. 4. Purchasers’ Representations. In connection with the receipt of the Securities pursuant to this Agreement, each Purchaser, severally and not jointly, represents to the Company as of the date hereof and as of the Closing Date as follows: (a) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement do not and will not contravene or constitute a default under, or violation of, or be subject to penalties under, (i) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which such Purchaser is a party, or (ii) any judgment, injunction, order, decree or other instrument binding upon such Purchaser, except where such contravention, default, violation or failure to obtain a consent, individually or in the

12 aggregate, would not reasonably be expected to impair Purchaser’s ability to perform fully any obligation which Purchaser has or will have under this Agreement. (b) Accredited Investor Status. Such Purchaser understands the definition of the term “accredited investor” within the meaning of Rule 501(a) of Regulation D, promulgated by the SEC under the Securities Act, and such Purchaser qualifies as an accredited investor. (c) No Public Sale or Distribution. Such Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser is acquiring the Securities for investment for its own account only and not with a view to, or for resale in connection with, any public sale or “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law in violation of the Securities Act or such applicable provision of state law. Such Purchaser does not have any present intention to transfer the Securities to any other person or entity in such a “distribution;” provided, however, that by making the representations herein, such Purchaser (i) does not agree to hold any of the Securities it acquires for any minimum or other specific term and (ii) reserves the right to dispose of any or all the Securities it acquires at any time in accordance with or pursuant to a registration statement or a registration exemption under the Securities Act and pursuant to the applicable terms of this Agreement. (d) Reliance on Exemptions. Such Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except for the registration rights granted pursuant to Section 8 hereof. (e) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. (f) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the

13 investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. (g) Transfer or Resale. Such Purchaser understands that except for the registration rights granted pursuant to Section 8 hereof: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended, (“Rule 144”) (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. (h) Legends. Such Purchaser understands that the book entry statements representing the Preferred Shares and, until such time as the resale of the Underlying Shares has been registered under the Securities Act as contemplated by Section 8 hereof, the book entry statements representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities): [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. The legend set forth above shall be removed and the Company shall issue a book entry statement without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act and such holder has requested legend removal in connection with a bona fide registered sale, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with

14 an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act and such Securities are no longer required to bear a restrictive legend, or (iii) such Securities have been validly sold, assigned or transferred pursuant to Rule 144 and such holder has furnished the Company with customary documentation to effect such legend removal. (i) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by Enforceability Exceptions. 5. Covenants. (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement. (b) Reporting Status. Until the earliest of (i) the date on which the Purchasers shall have sold all the Underlying Shares, (ii) the date on which all the Underlying Shares may be resold pursuant to Rule 144 without (x) the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such securities and (y) volume or manner-of-sale restrictions, or (iii) the date which is two (2) years from the Effective Date (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination. (c) Listing of Shares. The Company hereby agrees to use commercially reasonable best efforts to maintain the listing or quotation of the shares of Common Stock on the Nasdaq Stock Market, and in the time and manner as required by the Nasdaq Stock Market, the Company shall prepare and file with the Nasdaq Stock Market an additional shares listing notification covering all of the shares of Common Stock issuable upon conversion of the Preferred Shares and the exercise of the Warrants. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Common Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Common Shares and Warrant Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all commercially reasonable actions to continue the listing and trading of the Common Stock on the Nasdaq Stock Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Nasdaq Stock Market. The Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

15 (d) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Preferred Shares and the Warrants to the Purchasers. (e) Use of Proceeds. The Company shall use the net proceeds from the sale of the Warrant Shares and Preferred Shares for working capital purposes and general corporate purposes, including the purchase of any pending or future acquisitions, and shall not use such proceeds: (i) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and repayment of obligations outstanding as of the date of this Agreement consistent with prior practices or prepayment of obligations outstanding as of the date of this Agreement), (ii) for the redemption of any Common Stock or equivalents thereof, (iii) for the settlement of any outstanding litigation or (iv) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department or similar applicable regulations. 6. Closing Conditions. (a) The obligations of the Company to deliver the Preferred Shares and the Warrants to each Purchaser on the Closing Date is subject to the satisfaction of each of the following conditions: (i) The representations and warranties of such Purchaser contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). Such Purchaser shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by it at or prior to the Closing Date. (ii) The Company shall have obtained all governmental, regulatory or third party consents, permits, approvals, registrations, waivers and any other required approvals that are necessary for consummation of the purchase and sale of the Preferred Shares and the Warrants at the Closing, all of which shall be and remain so long as necessary in full force and effect. For the avoidance of doubt, any required approvals that are not necessary for the consummation of the purchase and sale of the Preferred Shares and the Warrants at the Closing shall not be required by this clause (ii). (iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents. (b) The obligations of each Purchaser to purchase its Preferred Shares and the Warrants on the Closing Date is subject to the satisfaction of each of the following conditions:

16 (i) The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. (ii) Since the date of execution of this Agreement, (i) no event or series of events shall have occurred that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company shall not have commenced a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law and (iii) there shall not have occurred the commencement against the Company of an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent. (iii) The Company shall have duly executed and delivered to each applicable Purchaser (i) this Agreement, (ii) evidence of the issuance of the Preferred Shares (in such amounts as set forth on such Purchaser’s signature page hereto) and (iii) evidence of the issuance of the Warrants (in such amounts as set forth on such Purchaser’s signature page hereto). (iv) The Common Stock (A) shall be listed on the Nasdaq Stock Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Stock Market from trading on the Nasdaq Stock Market nor, except as disclosed in the SEC Documents, shall suspension by the SEC or the Nasdaq Stock Market have been threatened, as of the Closing Date, either (x) in writing by the SEC or the Nasdaq Stock Market or (y) by falling below the minimum listing maintenance requirements of the Nasdaq Stock Market. (v) The Purchasers acquiring Preferred Shares shall have received evidence from the Secretary of State of the State of Delaware that the Certificate of Designation has been filed therewith as of, or promptly after, the Closing Date and has become effective as of the Closing Date. (vi) The Company shall have obtained all governmental, regulatory or third party consents, permits, approvals, registrations, waivers and any other required approvals that are necessary for consummation of the purchase and sale of the Preferred Shares and the Warrants at the Closing, all of which shall be and remain so long as necessary in full force and effect. For the avoidance of doubt, any required approvals that are not necessary for the consummation of the purchase and sale of the Preferred Shares and the Warrants at the Closing shall not be required by this clause (vi). (vii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents. 7. Participation Rights to Future Securities Issuances.

17 7.1 Participation Right. If the Company sells any shares of a series of Preferred Stock and/or rights, options, or warrants to purchase shares of Common Stock or of a series of Preferred Stock, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for shares of a series of Common Stock or Preferred Stock (“Qualifying New Securities”); provided that notwithstanding anything to the contrary any equity, options, warrant or similar equity-linked issuances to employees, consultants or vendors of the Company shall be excluded and not be deemed to be a Qualifying New Securities herein, the Company shall give notice to the Purchasers within 30 days after the issuance of Qualifying New Securities. Such notice shall describe the type, price, and terms of the Qualifying New Securities. Each Purchaser shall have 20 days from the date notice is given to elect to purchase up to the number of Qualifying New Securities which equals the greater of (x) that number of Qualifying New Securities having an aggregate purchase price equal to 400% of the aggregate Purchase Price paid by such Purchaser for Preferred Stock and Warrants pursuant to this Agreement, or (y) the proportion that the Common Stock then held by such Purchaser (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any shares of preferred stock of the Company and any other securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants (“Derivative Securities”) then held by such Purchaser) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). The closing of such sale shall occur within 45 days of the date notice is given to the Purchasers. Notwithstanding the foregoing, no Purchaser, or Affiliate (as defined in the certificate of Designation) thereof, shall be entitled to purchase Qualifying New Securities hereunder in an amount that would result in the Purchaser, in the aggregate and together with any Affiliate of such Purchaser, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such purchase Qualifying New Securities. 7.2 Termination. The covenants set forth in Section 7.1 shall terminate and be of no further force or effect upon the redemption or conversion in full of the Preferred Shares. 8. Registration Rights. The Company agrees that, within reasonable promptness, and in any event within ninety (90) days following the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale by the Purchasers of the Underlying Shares and an aggregate number of 250,000 Dividend Shares issuable as payment of the Preferred Stock dividend at the Purchaser’s option (the “Registration Statement”) on behalf of the Purchasers (or their Permitted Transferee(s)), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Registration Statement shall register a number of Underlying Shares equal to the number of Underlying Reserved Shares and 250,000 Dividend Shares. In the event that the number of Underlying Shares registered on the Registration Statement is insufficient for the number of Underlying Shares to be issued at any point in time upon the conversion of Preferred Shares, the payment of the Preferred Stock dividend in Dividend Shares and/or the exercise of the Warrants (a “Subsequent Issuance”), the Company agrees to file with the SEC a separate registration statement within 30 days of such Subsequent Issuance, and it shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, to increase the number of Underlying Shares registered thereunder by an amount sufficient

18 to register the number of Underlying Shares to be issued in such Subsequent Issuance. The Company agrees to cause such Registration Statement or another shelf registration statement that includes the Underlying Shares, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Purchasers (or their Permitted Transferee(s)) cease to hold any Underlying Shares issued pursuant to this Agreement, or (iii) on the first date on which the Purchasers are able to sell all of their Underlying Shares issued pursuant to this Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without the volume or manner of sale limitations of such rule. The Purchasers agree to disclose their ownership to the Company upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. In no event shall the Purchasers (or their Permitted Transferee(s)) be identified as statutory underwriters in the Registration Statement, unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that the Purchasers (or their Permitted Transferee(s)) be identified as statutory underwriters in the Registration Statement, the Purchasers (or their Permitted Transferee(s)) will have an opportunity to withdraw their Underlying Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Underlying Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Underlying Shares which is equal to the maximum number of Underlying Shares as is permitted by the SEC. In such event, the number of Underlying Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Purchasers (or their Permitted Transferee(s)) acknowledge and agree that the Company may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that would adversely affect the Company that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) day period and (II) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Purchasers (or their Permitted Transferee(s)) of such securities as soon as practicable thereafter. The Company’s obligations to include the Underlying Shares for resale in the Registration Statement are contingent upon the Purchasers (or their Permitted Transferee(s)) furnishing in writing to the Company such information regarding the Purchasers (or their Permitted Transferee(s)), the securities of the Company held by the Purchasers (or their Permitted Transferee(s)) and the intended method of disposition of such Underlying Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Underlying Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. 9. Indemnification (a) To the extent permitted by law, the Company shall indemnify each Purchaser and its directors, executive officers, stockholders, members, partners, employees, and

19 agents and each Person controlling such Purchaser within the meaning of Section 15 of the Securities Act (each a “Purchaser Party”), against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(d) below), arising out of or based on any (i) breach of any representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents or (iii) untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or other document prepared by the Company and incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Purchaser Party, for reasonable legal and other out-of-pocket expenses reasonably incurred and documented in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Purchaser to comply with the covenants and agreements contained in this Section 9 respecting sales of the Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Purchaser or any such controlling Person, if a copy of a Final Prospectus furnished by the Company to the Purchaser for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage. (b) Each Purchaser will severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(d) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and other out-of-pocket expenses reasonably incurred and documented in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such

20 untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that the Final Prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Purchaser’s aggregate liability pursuant to this subsection shall not exceed the net proceeds received by the Purchaser from the sale of the Underlying Shares included in the Registration Statement giving rise to such indemnification obligation. (c) Each party entitled to indemnification under this Section 9(c) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent. No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. (d) If the indemnification provided for in this Section 9(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. 10. Miscellaneous. (a) Termination. In the event that the Closing shall not have occurred with respect to a Purchaser on or before five (5) Business Days from the date hereof due to the

21 Company’s or such Purchaser’s failure to satisfy the conditions set forth in Section 6 above (and the nonbreaching party does not waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. (b) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. (c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. (e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. (f) Entire Agreement; Amendments. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser(s) listed on the signature page(s) hereto; provided no amendment to Section 10(a) may be made without the consent of each Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with any Purchaser relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

22 (g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one Business Day after receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses and email address for such communications shall be: If to the Company, to its address and email address set forth on the Company’s signature page hereto, with a copy (for informational purposes only) to: Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 Attention: Robert Goedert, P.C. Kevin Frank Email: **** If to a Purchaser, to its address and email address set forth on its signature page hereto or to such other address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares and/or Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser(s) on the signature page(s) hereto. (i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors, assigns, Indemnified Parties and Indemnitees, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. (j) Survival. Unless this Agreement is terminated under Section 10(a), the representations and warranties of the Company and the Purchasers contained in Sections 3 and 4, and the agreements and covenants set forth in Sections 2, 5, 8 and 9 shall survive the Closing. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

23 (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. (m) Remedies. Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in this Agreement and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that a Purchaser shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. (n) Fees and Expenses. At or promptly following the Closing, the Company shall pay the out of pocket expenses incurred by the Purchasers in connection with this transaction, including, without limitation, the reasonable legal fees and expenses of counsel to the Purchasers, not to exceed 1% of the Purchase Price. [Signature Pages Follow]

306996511v.7 The undersigned has executed this Agreement as of the date first set forth above. THE COMPANY: CANOO INC. By: (Signature) Name: Greg Ethridge Title: Chief Financial Officer Address: 15520 Highway 114 Justin, Texas 76247 Attention: Greg Ethridge; Hector Ruiz Email: ***********

The undersigned has executed this Agreement as of the date first set forth above. PURCHASER: AFV Partners SPV-11/A LLC (Signature) Name: Anthony Aquila Title: Chief Executive Officer Number of Preferred Shares Purchased: 5,000 Number of Shares of Common Stock for Which the Purchased Warrant Can Be Exercised: 2,236,636 Total Purchase Price: $5,000,000 Address for purposes of notice and delivery: 2126 Hamilton Road, Suite 260 Argyle, Texas 76226

Exhibit A Form of Warrant

WARRANT TO PURCHASE SHARES OF COMMON STOCK CANOO INC. Warrant Shares: 2,236,636 Original Issuance Date: May 3, 2024 THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK (the “Warrant”) certifies that, for value received, AFV Partners SPV-11/A LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after May 3, 2024 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on May 3, 2029 (the “Termination Date”), but, subject to Section 2(a), not thereafter, to subscribe for and purchase from CANOO INC., a Delaware corporation (the “Company”), up to 2,236,636 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 3, 2024, among the Company and the purchaser[s] signatory thereto. Section 2. Exercise. (a) Exercise of Warrant. Notwithstanding anything in this Warrant to the contrary, until the Company has obtained the approval (the “Requisite Shareholder Approval”) of the proposal required to be approved by the Company’s stockholders pursuant to the applicable rules and regulations of Nasdaq (or any successor entity), including Nasdaq Listing Standard Rule 5635, prior to further issuances of the Company’s Common Stock upon (x) the conversion of the Series C Preferred Stock, (y) the exercise of warrants issued pursuant to the Purchase Agreement or (z) payment of Dividends hereunder, at the option of the Holder, in shares of Common Stock where, in aggregate, the issuance of such shares of Common Stock under (x), (y) or (z) would (i) exceed 19.99% of the aggregate number of shares of the Company’s Common Stock issued and outstanding as of April 9, 2024, appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction (the “Exchange Cap”), or (ii) cause the Holder, in the aggregate and together with any affiliate of such Holder, to beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder) in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to exercise or otherwise result in a “change of control” within the meaning of Nasdaq Listing Standard Rule 5635(b) (the “Beneficial Ownership Limitation”), the exercise of the purchase rights represented by this Warrant may not be made if such exercise would result in an issuance of shares of Common Stock in excess of the Exchange Cap or in violation of the Beneficial Ownership Limitation, as applicable. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Notwithstanding the foregoing, if the Company is unable to issue all or any part of the Warrant Shares prior to the Termination Date because the Company has not obtained the Requisite Shareholder Approval, the Termination Date shall be extended to a Business Day selected by the Company that is not less than twenty (20) days and not more than thirty-five (35) days from the date on which the Company obtained the Requisite Shareholder Approval. Notwithstanding anything in this Warrant to the contrary, the exercise of the purchase rights represented by this Warrant may not be made if such exercise would result in an issuance of shares of Common Stock to the extent that after giving effect to such conversion or receipt of such Conversion Shares, the Holder, in the aggregate and together with any affiliate of such Holder, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect (but only after giving effect) to such conversion or receipt of shares, except and to the extent as expressly waived or consented to in writing by the Holder provided that any such waiver or consent shall become effective 61 days following the date on which it is provided. The foregoing provision shall not apply to a Holder who, in the aggregate and together with any affiliate of such Holder, beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately before giving effect to such conversion or receipt of shares. In connection with the submission of any Notice of Exercise, the Holder shall furnish such information as the Company may reasonably request to assist it in determining the Holder’s beneficial ownership pursuant to this Section 2(a).Within the earlier of (A) two (2) Trading Days and (B) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. (b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $2.2355, subject to adjustment hereunder (the “Exercise Price”). (c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available, for the public resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where: (A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (x) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (y) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day; (B) = the Exercise Price of this Warrant, as adjusted hereunder; and (X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the restricted characteristic of the Warrants being exercised, subject to the holding period of the Warrant Shares being “tacked” on to the holding period of this Warrant in accordance with Rule 144. The Company agrees not to take any position contrary to this Section 2(c). “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market, but the Common Stock is quoted on OTCQB or OTCQX, the VWAP of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the Trading Market. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the relevant date: New York Stock Exchange, NYSE American LLC, or any national exchange operated by the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, NYSE American LLC or the Nasdaq Stock Market. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market, but the Common Stock is quoted on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. (d) Mechanics of Exercise (i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of

Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. Other than as a result of the limitations set forth in Section 2(a) of this Warrant, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a registrar (which may be the Transfer Agent) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, the following terms have the following meanings: “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver, or cause to be delivered, the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date. (ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. (iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. (iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, and other than as a result of the limitations set forth in Section 2(a) of this Warrant, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Other than as a result of the limitations set forth in Section 2(a) of this Warrant, nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. (v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share of Common Stock. (vi) Charges, Taxes and Expenses. The issuance of Warrant Shares and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. “Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, at its principal office in One State Street Plaza, 30th Floor, New York, New York 10004 and any successor transfer agent of the Company. (vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof. Section 3. Certain Adjustments. (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)[RESERVED]. (c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding voting power, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock or more than 50% of the outstanding voting securities (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, the same type or form of consideration (and in the same proportion), valued at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(c) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. (d) (i) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) and 3(c) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. (ii) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof), immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution. (e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share of Common Stock, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. (f) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. (ii) Notice to Allow Exercise by Holder. If, (A) the Company declares a dividend (or any other distribution in whatever form) on the shares of Common Stock, (B) the Company declares a special nonrecurring cash dividend on, or a redemption of, the shares of Common Stock, (C) the Company authorizes the granting to all holders of the shares of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company is required in connection with a Fundamental Transaction, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. (g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company. Section 4. Transfer of Warrant. (a) Transferability. Subject to compliance with the Securities Act and any other applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. (b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the

Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto. (c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. Section 5. Miscellaneous. (a) Currency. Unless otherwise indicated, all dollar amounts referred to in this Warrant are in United States Dollars (“U.S. Dollars”). All amounts owing under this Warrant shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Warrant, the U.S. Dollar exchange rate as published in the Wall Street Journal (NY edition) on the relevant date of calculation. (b) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 3(d) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant. (c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. (d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken, or such right may be exercised on the next succeeding Trading Day. (e) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant, subject in all respects to the limitations set forth in Section 2(a) of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares underlying this Warrant may be issued, as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. Subject to the Requisite Shareholder Approval with respect to shares issued in excess of the Exchange Cap or the Beneficial Ownership Limitation, , the Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, including without limitation using reasonable best efforts to obtain the receipt of the Requisite Shareholder Approval, and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant, including without limitation the receipt of the Requisite Shareholder Approval; provided, however, if the Company reasonably determines that the conversion of the Series C Preferred Stock, the exercise of this Warrant or the payment of any dividends in shares of Common Stock would, in the aggregate, exceed the Exchange Cap or violate the Beneficial Ownership Limitation, the Company shall duly call, give notice of, establish a record date for, convene and hold a special meeting of the common stockholders, to be held as promptly as reasonably possible, for the purpose of obtaining the Requisite Shareholder; provided further that the Board of Directors shall recommend to its common stockholders the approval of the Requisite Shareholder Approval. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. (f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement. (g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state, federal or foreign securities laws. (h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder. (i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement. (j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any share of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. (k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. (l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. (m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. (n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant. (o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant. ******************** (Signature Page Follows)

[GOEV –Signature Page to Warrant] IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated. CANOO INC. By: _______________________________ Name: Greg Ethridge Title: Chief Financial Officer

EXHIBIT A NOTICE OF EXERCISE TO: CANOO INC. (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. (2) Payment shall take the form of (check applicable box): ¨ in lawful money of the United States; or ¨ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c). (3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below: [SIGNATURE OF HOLDER] Name of Investing Entity: Signature of Authorized Signatory of Investing Entity: Name of Authorized Signatory: Title of Authorized Signatory: Date: A-1

EXHIBIT B ASSIGNMENT FORM (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.) FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to Name: (Please Print) Address: (Please Print) Phone Number: Email Address: Dated: Holder’s Signature: Holder’s Address:

Exhibit B Certificate of Designation of Series C Cumulative Perpetual Redeemable Preferred Shares Par Value $0.0001 Per Share, Of Canoo Inc.

CERTIFICATE OF DESIGNATION OF SERIES C CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK, PAR VALUE $0.0001 PER SHARE, OF CANOO INC. _______________________ Pursuant to Sections 151 and 103 of the General Corporation Law of the State of Delaware _______________________ CANOO INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), certifies that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) has duly approved and adopted the following resolution on April 9, 2024, and the resolution was adopted by all necessary action on the part of the Company: WHEREAS, the Certificate of Incorporation of the Company provides for a class of its authorized stock known as Preferred Stock, consisting of 10,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series; and WHEREAS, the Board of Directors is authorized to provide for the issue of all or any number of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof. NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware, the Audit Committee does hereby designate, create, authorize and provide for the issue of a series of 25,000 shares of Preferred Stock, par value $0.0001 per share, having the voting powers and such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions that are set forth in this resolution of the Audit Committee pursuant to the authority expressly vested in the Board of Directors by the provisions of the Certificate of Incorporation and hereby constituting an amendment to the Certificate of Incorporation as follows: Section 1. Designation. The designation of the series of preferred stock of the Company is “Series C Cumulative Perpetual Redeemable”, par value $0.0001 per share (the “Series C Preferred Stock”). Each share of the Series C Preferred Stock shall be identical in all respects to every other share of the Series C Preferred Stock. Each share of Series C Preferred Stock shall have a stated value equal to $1,000.00 (the “Stated Value”). Section 2. Number of Shares. The authorized number of shares of Series C Preferred Stock is 25,000. Shares of Series C Preferred Stock that are redeemed, purchased or otherwise acquired

2 by the Company, or converted into another series of Preferred Stock, shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series C Preferred Stock may be reissued only as shares of any series other than Series C Preferred Stock). Section 3. Defined Terms and Rules of Construction. (a) Definitions. As used herein with respect to the Series C Preferred Stock: “Accrued Dividends” shall mean, as of any date, with respect to any share of Series C Preferred Stock, all dividends that have accrued pursuant to Section 4(a)(i) but that have not been paid in cash or, at the option of the Holder, in shares of Common Stock as of such date. “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. “Alternate Consideration” shall have the meaning set forth in Section 9(c). “Average Common Stock Price” shall mean (i) the average of the closing sale prices per share of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive Trading Days immediately preceding, but not including, the Determination Date as reported on the principal national securities exchange on which the Common Stock is then traded, or (ii) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive Trading Days immediately preceding, but not including, the Determination Date, if the Common Stock is not then listed for trading on a U.S. securities exchange; provided that in no event shall the Average Common Stock Price be less than the Floor Price. “Beneficial Ownership Limitation” shall mean the limitation on conversion of shares of Series C Preferred Stock set forth in Section 7(d)(ii) hereof. “Board of Directors” shall mean the board of directors of the Company. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. “Bylaws” shall mean the Amended and Restated Bylaws of the Company in effect on the date hereof, as they may be amended from time to time. “Certificate of Designation” shall mean this Certificate of Designation relating to the Series C Preferred Stock, as it may be amended from time to time. “Certificate of Incorporation” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, including by this Certificate of Designation.

3 “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s capital stock entitling that person to exercise more than 50% of the total voting power of all capital stock of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the Trading Market. “Change of Control Conversion Date” shall mean the date the Series C Preferred Stock is to be converted, which will be a Business Day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control to the Holders; provided that the foregoing 35 day limitation shall not apply to any Change of Control Notice issued prior to the occurrence of such Change of Control if the Change of Control Conversion Date specified therein is fixed relative to the consummation of such Change of Control. “Change of Control Conversion Right” shall have the meaning set forth in Section 7(a). “Change of Control Notice” shall have the meaning set forth in Section 8(c). “Close of Business” shall mean 5:00 p.m., New York City time. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Commission” shall mean the U.S. Securities and Exchange Commission, including the staff thereof. “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company. “Common Stock Equivalents” shall mean any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, Options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Company” shall mean Canoo Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereof. “Conversion Notice” shall have the meaning assigned to it in Section 7(a). “Conversion Price” means the lesser of: (i) 120% of the applicable Average Common Stock Price, provided that if the Average Common Stock Price is equal to the Floor Price, the Conversion Price

4 shall be determined based on 100% of the Average Common Stock Price instead of 120% and (ii) $2.2355, subject to adjustment as set forth herein. “Conversion Shares” shall mean, collectively, the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock in accordance with the terms hereof. “Determination Date” shall mean (i) with respect to a Change of Control, the date on which such Change of Control occurred or April 9, 2024, whichever date shall result in a greater number of shares of Common Stock to be issued to the Holders upon conversion, and (ii) with respect to the Optional Conversion Right, the Optional Conversion Date. “Dividend Nonpayment” shall have the meaning set forth in Section 4(b). “Dividend Payment Date” shall mean March 30, June 30, September 30, and December 30 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Original Issue Date; provided, that if any such Quarterly Date is not a Business Day then the “Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date. “Dividend Payment Record Date” shall have the meaning set forth in Section 4(a)(iii). “Dividend Rate” shall have the meaning set forth in Section 4(a)(i), subject to adjustments set forth in Section 4(a)(i) and Section 4(b). “Dividends” shall have the meaning set forth in Section 4(a)(i). “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Exchange Cap” shall mean 19.99% of the aggregate number of shares of the Company’s Common Stock issued and outstanding as of April 9, 2024. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction. “Exchange Cap and Beneficial Ownership Proposal” shall mean the proposal required to be approved by the Company’s stockholders pursuant to the applicable rules and regulations of Nasdaq (or any successor entity), including Nasdaq Listing Standard Rule 5635, prior to further issuances of the Company’s Common Stock upon (i) the conversion of the Series C Preferred Stock, (ii) the exercise of warrants issued pursuant to the Purchase Agreement or (iii) payment of Dividends hereunder, at the option of the Holder, in shares of Common Stock where, in aggregate, the issuance of such shares of Common Stock under (i), (ii) or (iii) would (x) exceed the Exchange Cap, or (y) result in a violation of the Beneficial Ownership Limitation. “First Reset Date” shall have the meaning set forth in Section 4(a)(i). “Floor Price” shall mean $2.00. “Fundamental Transaction” shall have the meaning set forth in Section 9(c). “Holders” shall mean, collectively, the holders of the Series C Preferred Stock.

5 “Liquidation” shall have the meaning set forth in Section 6. “Liquidation Preference” shall have the meaning set forth in Section 6. “Nasdaq” shall mean the Nasdaq Stock Market. “Optional Conversion Date” shall mean any date on which Series C Preferred Stock is to be converted, which shall be a Business Day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which any Holder provides notice of its intent to convert some or all of the Preferred Stock. “Optional Conversion Right” shall have the meaning set forth in Section 7(a). “Optional Redemption Date” shall have the meaning set forth in Section 8(a). “Optional Redemption Right” shall have the meaning set forth in Section 8(a). “Original Issue Date” shall mean, with respect to a share of Series C Preferred Stock, the date of the first issuance of any such share of Series C Preferred Stock regardless of the number of transfers of any such share of Series C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock. “Payment Period” shall mean, with respect to a share of Series C Preferred Stock, the period beginning on the day after the preceding Dividend Payment Date (or if no Dividend Payment Date has occurred since the Original Issue Date of such share of Series C Preferred Stock, the Original Issue Date) to and including the next Dividend Payment Date; provided that, for the purpose of determining the amount of Accrued Dividends for any Payment Period, the Payment Period shall be calculated based on the actual number of days elapsed during such Payment Period on a 360- day year consisting of twelve 30-day months. “Person” shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity. “Preferred Stock” shall mean any and all series of preferred stock of the Company, including the Series C Preferred Stock. “Purchase Agreement” shall mean the Securities Purchase Agreement, dated on or about April 9, 2024, among the Company and the Holders, as amended, modified or supplemented from time to time in accordance with its terms. “Purchase Rights” shall have the meaning set forth in Section 9(b). “Purchaser” shall mean any purchaser of Series C Preferred Stock. “Register” shall mean the securities register maintained in respect of the Series C Preferred Stock by the Company.

6 “Requisite Shareholder Approval” shall mean the receipt of approval by the Company’s stockholders with respect to the Exchange Cap and Beneficial Ownership Proposal. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Series C Preferred Stock” shall have the meaning set forth in Section 1. “Special Optional Redemption Right” shall have the meaning set forth in Section 8(b). “Stated Value” shall have the meaning set forth in Section 1. “Subsidiary” shall mean any direct or indirect subsidiary of the Company formed or acquired before or after the date of the Purchase Agreement. “Successor Entity” shall have the meaning set forth in Section 9(c). “Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the Trading Market. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the relevant date: New York Stock Exchange, NYSE American LLC, or any national exchange operated by Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, NYSE American LLC or Nasdaq. “Transaction Documents” means the Purchase Agreement, this Certificate of Designation and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder. “Warrants” means the warrants to issue Common Stock issued in connection with the purchase of Series C Preferred Stock pursuant to the Purchase Agreement or in connection with any subsequent purchase of Series C Preferred Stock contemplated by the Purchase Agreement. (b) Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it herein; (ii) an accounting term not otherwise defined herein has the meaning accorded to it in accordance with generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; (iii) words in the singular include the plural, and in the plural include the singular; (iv) “or” is not exclusive; (v) “will” shall be interpreted to express a command; (vi) “including” means including without limitation; (vii) provisions apply to successive events and transactions; (viii) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Designation; (ix) any reference to a day or number of days, unless expressly referred to as a Business Day or Trading Day, shall mean the respective calendar day or number of calendar days; (x) references to sections of or rules under the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules, and any term defined by reference to a section of or rule under the Exchange Act shall include Commission and judicial interpretations of such section or rule; (xi) references to sections of the Code shall be deemed to include any substitute, replacement or successor sections as well

7 as the Treasury Regulations promulgated thereunder from time to time; and (xii) headings are for convenience only. Section 4. Dividends. (a) Holders shall be entitled to receive, out of the assets of the Company, Dividends on the terms described below: (i) For each period from and including the Original Issue Date, and to but excluding the fifth anniversary of the Original Issue Date. (the “First Reset Date”), the Company shall pay, subject to Section 4(c), if, as and when declared by the Board of Directors, out of funds of the Company, on each Dividend Payment Date for the applicable Payment Period or Payment Periods dividends on each outstanding share of Series C Preferred Stock (the “Dividends”) at a rate per annum equal to 7.50% of the Liquidation Preference per share of Series C Preferred Stock (the “Dividend Rate”), payable in accordance with Section 4(a)(ii) below. For each Payment Period beginning on the First Reset Date, the Dividend Rate shall be equal to the prior Payment Period’s Dividend Rate, plus 1.50%. Subject to Section 4(c), to the extent not paid in cash, whether or not the Company has earnings, whether or not the payment of such dividends is then permitted under Delaware law, whether or not such dividends are authorized or declared, and whether or not any agreements to which the Company is a party prohibit the current payment of dividends, including any agreement relating to the Company’s indebtedness, Dividends on each share of Series C Preferred Stock shall accrue daily from and after the Original Issue Date of such share and shall compound on a quarterly basis on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed). The Accrued Dividends, to the extent unpaid, shall in all cases be payable upon a Liquidation pursuant to Section 6 or upon any conversion of the Series C Preferred Stock pursuant to Section 7. Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $0.005 being rounded upward). (ii) Each Dividend if, as and when such Dividends are declared by the Board of Directors, shall be paid to the Holders in cash or, at the option of the Holder, in shares of Common Stock. Any shares of Common Stock issued in payment of a Dividend on Preferred Stock shall be valued at the closing price of the last Trading Day preceding the record date designated by the Board of Directors relating to such Dividends. Notwithstanding anything in this Certificate of Designation to the contrary, until the Company has obtained the Requisite Stockholder Approval, the Company may not issue shares of Common Stock in payment of a Dividend to the extent such payment would result in an issuance of shares of Common Stock in excess of the Requisite Stockholder Approval. (iii) Each Dividend shall be paid pro rata to the Holders. Each Dividend shall be payable to the Holders as they appear on the Register at the Close of Business on the date which is 15 days preceding the applicable Dividend Payment Date (such date, an “Dividend Payment Record Date”).

8 (b) (a) If the Holders elect to receive a cash dividend payment and the Company fails to make the corresponding cash dividend payment (a “Dividend Nonpayment”) with respect to three or more consecutive or non-consecutive Payment Periods, the Dividend Rate on the Preferred Stock will increase an additional 0.25% per annum commencing immediately following the third Payment Period for which there has been a Dividend Nonpayment and will increase an additional 0.25% per annum every third succeeding Dividend Nonpayment (whether the Payment Periods to which such Dividend Nonpayments relate are consecutive or non-consecutive); provided, however, the maximum Dividend Rate on the Preferred Stock (after giving effect to Section 4(a)(i) and this Section 4(b)) shall be capped at 12.0% per annum. (c) If the date relating to a Liquidation pursuant to Section 6, upon any conversion of the Series C Preferred Stock pursuant to Section 7, or upon any redemption of the Series C Preferred Stock pursuant to Section 8, respectively, is after a Dividend Payment Record Date for a declared Dividend on the Series C Preferred Stock but occurs on or prior to the next Dividend Payment Date, then the Holder of such share of Series C Preferred Stock at the Close of Business on such Dividend Payment Record Date will be entitled, notwithstanding the related Liquidation, conversion or redemption, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share of Series C Preferred Stock. Except as provided in this Section 4(c), Dividends on any share of Preferred Stock will cease to accumulate from and after the date relating to a Liquidation pursuant to Section 6, upon any conversion of the Series C Preferred Stock pursuant to Section 7, or upon any redemption of the Series C Preferred Stock pursuant to Section 8, as applicable. Section 5. Voting Rights. The Holders of shares of Series C Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of capital stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock. With respect to such vote, each Holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws. With respect to any matter submitted to a vote of the holders of Common Stock, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock was convertible on the record date for determining holders of Common Stock entitled to vote on such matter (such date, the “Applicable Record Date”); provided, (i) that the aggregate number of votes to which a holder of Series C Preferred Stock shall be entitled shall be reduced by the aggregate number of shares of Common Stock issued to such holder pursuant to Section 4(a)(ii) as adjusted pursuant to Section 9 hereunder; (ii) that until the Company has obtained the Requisite Shareholder Approval, the amount set forth in the foregoing clause (a) shall not exceed an amount equal to: (x) the total number of shares of Common Stock into which all outstanding shares of Series C Preferred Stock could be converted as of the Applicable Record Date without violating the Exchange Cap or Beneficial Ownership Limitation, divided by (y) the total number of shares of Series C Preferred Stock outstanding as of the Applicable Record Date; and (iii) that for purposes of determining the number of votes each share of Series C Preferred Stock is entitled to pursuant to this Section 5, the Conversion Price shall not be less than $2.33. As long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of

9 Designation, (ii) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all Accrued Dividends on the Series C Preferred Stock have not been paid in full in cash or, at the option of the Holder, in shares of Common Stock. Section 6. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each Holder, will be entitled to payment out of the assets of the Company, prior and in preference to holders of Common Stock of the Company, but on a pari passu basis with the holders of Series B Preferred Stock and any other parity capital stock of the Company approved then outstanding, in an amount per share equal to the Stated Value (the “Liquidation Preference”) plus any accumulated and unpaid Dividends thereon. Section 7. Conversion. (a) Conversion Upon Change of Control. Upon the occurrence of a Change of Control, each Holder will have the right (subject to the Special Optional Redemption Right) to convert some or all of the Series C Preferred Stock held by such Holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date specified in the applicable Change of Control Notice into a number of shares of Common Stock per share of the Preferred Stock to be converted equal to (x) the Liquidation Preference of such Series C Preferred Stock plus any accumulated and unpaid Dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid Dividends to be paid on such Dividend Payment Date shall be included) divided by (y) the Conversion Price. A Holder shall exercise its Change of Control Conversion Right by providing the Company with a written response to the applicable Change of Control Notice, which response shall specify the number of shares to be converted and otherwise comply with any reasonable procedures specified by the Company in the Change of Control Notice. For the avoidance of doubt, if, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to its Optional Redemption Right or its Special Optional Redemption Right), the Holders will not have the Change of Control Conversion Right with respect to such shares of Preferred Stock. (b) [Intentionally Omitted] (c) Optional Conversion. Each Holder will have the right (subject to the Special Optional Redemption Right) to convert some or all of the Series C Preferred Stock held by such Holder (the “Optional Conversion Right”) at any time and from time to time into a number of shares of the Common Stock per share of the Preferred Stock equal to (x) the Liquidation Preference of such Series C Preferred Stock plus any accumulated and unpaid Dividends thereon (whether or not authorized or declared) to, but excluding, the Optional Conversion Date (unless the Optional Conversion Date is after a Dividend Payment Record Date and prior to the

10 corresponding Dividend Payment Date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such Dividend Payment Date shall be included) divided by (y) the Conversion Price. A Holder shall exercise its Optional Conversion Right by providing written notice to the Company of its intent to convert and the number of shares of Series C Preferred Stock to be converted (the “Conversion Notice”). The Company shall fix the Optional Conversion Date in accordance with the terms of this Certificate of Designation and notify the converting Holder within a reasonable amount of time following the receipt of such Holder’s notice of conversion. For the avoidance of doubt, if, prior to the Optional Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to its Optional Redemption Right or its Special Optional Redemption Right), the Holders will not have the Optional Conversion Right with respect to such shares of Preferred Stock. (d) Conversion and Issuance Limitations. (i) Notwithstanding anything in this Certificate of Designation to the contrary, until the Company has obtained the Requisite Stockholder Approval, the Series C Preferred Stock shall not be convertible into Conversion Shares to the extent such conversion would result in an issuance of shares of Common Stock in excess of the Exchange Cap. (ii) Until the Company shall have obtained the Requisite Stockholder Approval, no Holder shall be permitted to effect any conversion of shares of Series C Preferred Stock or receive Conversion Shares hereunder to the extent that after giving effect to such conversion or receipt of such Conversion Shares, the Holder, in the aggregate and together with any affiliate of such Holder, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares or if such conversion would otherwise result in a “change of control” within the meaning of Nasdaq Listing Rule 5635(b). In connection with the submission of any Conversion Notice, the Holder shall furnish such information as the Company may reasonably request to assist it in determining the Holder’s beneficial ownership pursuant to this Section 7(d)(ii). (iii) No Holder shall be permitted to effect any conversion of shares of Series C Preferred Stock or receive Conversion Shares hereunder to the extent that after giving effect (but only after giving effect) to such conversion or receipt of such Conversion Shares, the Holder, in the aggregate and together with any affiliate of such Holder, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares, except and to the extent as waived or consented to in writing by the Holder; provided that any such waiver or consent shall become effective 61 days following the date on which it is provided. The foregoing provision shall not apply to a Holder who, in the aggregate and together with any affiliate of such Holder, beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately before giving effect to such conversion or receipt of shares. In connection with the submission of any

11 Conversion Notice, the Holder shall furnish such information as the Company may reasonably request to assist it in determining the Holder’s beneficial ownership pursuant to this Section 7(d)(iii). (e) Common Stock Issuance. Any shares of Common Stock issued upon conversion of Series C Preferred Stock shall be (i) duly authorized, validly issued and fully paid and nonassessable and (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time. (f) Mechanics of Conversion. (i) Delivery of Book-Entry Statement Upon Conversion. Not later than three (3) Trading Days after the date of the conversion, the Company shall deliver, or cause to be delivered, to the converting Holder a book-entry statement evidencing the number of Conversion Shares being acquired upon the conversion. (ii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable Average Common Stock Price. (g) Transfer Taxes and Expenses. The issuance of certificates or book-entry statements for shares of the Common Stock on conversion of the Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series C Preferred Stock and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Section 8. Redemption. (a) Optional Redemption. On or after the fifth anniversary of the Original Issue Date (“Optional Redemption Date”), the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 103% of the Liquidation Preference, plus any accumulated and unpaid Dividends thereon (whether or not authorized or declared) to, but excluding, the date of such redemption, without interest (the “Optional Redemption Right”). The Company shall exercise its Optional Redemption Right by mailing written notice to each Holder, which notice shall specify: (i) the number of shares of Series C Preferred Stock to be redeemed and the amount to be paid therefor; and (ii) the date on which such redemption shall occur, which shall be a Business Day not less than 20 days and not more than 60 days from the date on which such notice is mailed. If less than all outstanding shares of Series C Preferred Stock are to be redeemed, the Company shall redeem the shares pro rata amongst all Holders according to the number of shares held by each Holder. Notwithstanding the

12 foregoing, if, pursuant to Section 7(d)(i), the Series C Preferred Stock is not convertible in whole or in part on the Optional Redemption Date, the Optional Redemption Date shall be extended to a Business Day selected by the Company that is not less than 20 days and not more than 35 days from the date on which Section 7(d)(i) no longer applies. (b) Special Optional Redemption. Upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the closing date relating to such Change of Control, for cash at a redemption price equal to the greater of: (i) 103% of the Liquidation Preference, plus any accumulated and unpaid Dividends thereon (whether or not authorized or declared) to, but excluding, the date of such redemption, without interest and (ii) the price per share the holders of Series C Preferred Stock would receive if they converted into Common Stock immediately preceding the Change of Control (the “Special Optional Redemption Right”). The Company may exercise its Special Optional Redemption Right by notifying holders of such redemption in any Change of Control Notice complying with the requirements of Section 8(c). In the event the Company issues a Change of Control Notice in which it does not elect to redeem all outstanding Series C Preferred Stock pursuant to its Special Optional Redemption Right and the Change of Control to which such notice relates has been consummated, the Company may exercise its Special Option Redemption Right with respect to any shares of Series C Preferred Stock that are not converted pursuant to the initial Change of Control Notice, provided that such redemption is completed within 120 days of the closing date relating to such Change of Control. (c) Change of Control Notice. Promptly following the later of (x) the occurrence of a Change of Control or (y) the Company becoming aware of such Change of Control, the Company shall mail written notice (a “Change of Control Notice”) to each Holder specifying: (i) the date on which such Change of Control occurred; (ii) the total purchase price (if any) associated with the Change of Control; (iii) whether the Company intends to exercise its Special Optional Redemption Right and if so, the number of shares of Series C Preferred Stock to be redeemed, the amount to be paid therefor, and the date on which such securities are to be redeemed; and (iv) the applicable Change of Control Conversion Date (if the Company does not intend to redeem all outstanding Series C Preferred Stock pursuant to its Special Optional Redemption Right). Notwithstanding the foregoing, the Company shall, to the extent permissible, issue a Change of Control Notice prior to the occurrence of an anticipated Change of Control to each Holder specifying: (i) the date on which such Change of Control is anticipated to occur; (ii) the anticipated total purchase price (if any) associated with the Change of Control;

13 (iii) whether the Company intends to exercise its Special Optional Redemption Right and if so, the number of shares of Series C Preferred Stock to be redeemed, the amount to be paid therefor, and the date on which such securities are to be redeemed; any Special Optional Redemption may be made contingent upon the consummation of such Change of Control and any transactions related thereto and the date for redemption may be fixed relative to such consummation, provided that no redemption shall occur prior to 20 days after the mailing of such Change of Control Notice unless the Holder subject to such redemption shall have consented thereto in writing; and (iv) the applicable Change of Control Conversion Date (if the Company does not intend to redeem all outstanding Series C Preferred Stock pursuant to its Special Optional Redemption Right); the Change of Control Conversion Date may be fixed relative to the date on which such Change of Control and any transactions related thereto are consummated. In the event the Company issues a Change of Control Notice prior to an anticipated Change of Control, and the Company subsequently determines that such Change of Control will not occur on substantially the terms set forth in such Change of Control Notice, or at all, the Company shall be entitled to revoke or revise such Change of Control Notice in its reasonable discretion. Section 9. Certain Adjustments. (a) Stock Dividends and Stock Splits. If the Company, at any time while this Series C Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock or any other Common Stock Equivalents in respect of its Common Stock (which, for avoidance of doubt, shall not include: (x) any shares of Common Stock issued by the Company upon conversion of this Series C Preferred Stock, (y) any Dividend paid in shares of Common Stock pursuant to Section 4(a)(ii) or (z) any dividend payable in respect of any other series of preferred stock of the Company), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Shares underlying the Series C Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. (b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 9(a) above, if at any time subsequent to the applicable Original Issue Date the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase

14 Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series C Preferred Stock (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. (c) Fundamental Transaction. If, at any time while this Series C Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Series C Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Series C Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series C Preferred Stock at the time of such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor

15 Entity”) to assume in writing all of the obligations of the Company under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 9(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Series C Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Series C Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Series C Preferred Stock (without regard to any limitations on the conversion of this Series C Preferred Stock) prior to such Fundamental Transaction, and with a Conversion Price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such Conversion Price being for the purpose of protecting the economic value of this Series C Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. (d) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 9, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding. Section 10. Information Rights. During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of the Series C Preferred Stock are outstanding, the Company will (i) transmit by mail to all Holders, copies of the annual reports and quarterly reports that would have been filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and (ii) promptly upon written request, make available copies of such reports to any prospective holder of the Series C Preferred Stock. The Company will mail the reports to the Holders within 15 days after the respective dates by which such reports would have been filed with the Commission. Section 11. Requisite Shareholder Approval. If the Company reasonably determines that the conversion of the Series C Preferred Stock, the exercise of the Warrants to each Purchaser or the payment of any dividends in shares of Common Stock would, in the aggregate, exceed the Exchange Cap or violate the Beneficial Ownership Limitation), (i) the Company shall duly call, give notice of, establish a record date for, convene and hold a special meeting of the common stockholders, to be held as promptly as reasonably possible, for the purpose of obtaining the Requisite Shareholder Approval; and (ii) the Board of Directors shall recommend to its common stockholders the approval of the Requisite Shareholder Approval, include such recommendation

16 in any proxy statement, and use reasonable best efforts to obtain the Requisite Shareholder Approval. In the event that the Company is unable to obtain the Requisite Shareholder Approval, it will, seek to obtain the Requisite Shareholder Approval (and the Board of Directors shall maintain its recommendation for such approval) at each subsequent regular annual meeting of stockholders until such Requisite Shareholder Approval is obtained. Section 12. Miscellaneous. (a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally or by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 15520 Highway 114, Justin, Texas 76247, Attention: General Counsel and Corporate Secretary, e-mail address hector.ruiz@canoo.com, or such other e-mail address or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section 12. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered by e-mail to each Holder at the e-mail address appearing on the books of the Company, or if no such e-mail address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth prior to 5:30 p.m. (New York City time) on any date. (b) Book-Entry; Certificates. The Series C Preferred Stock will be issued in book- entry form; provided that, if a Holder requests that such Holder’s shares of Series C Preferred Stock be issued in certificated form, the Company will instead issue a stock certificate to such Holder representing such Holder’s shares of Series C Preferred Stock. To the extent that any shares of Series C Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares. (c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company. (d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. (e) Waiver. Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be

17 considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Company or a Holder must be in writing. (f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. (g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof. (h) Status of Converted or Redeemed Preferred Stock. Shares of Series C Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Series C Preferred Stock shall be converted, or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officer this ____ day of April, 2024. CANOO INC. By: ________________________________ Name: Greg Ethridge Title: Chief Financial Officer